May 3, 2017

Northern Lights Fund Trust

80 Arkay Drive

Hauppauge, NY 11788

Re:       Northern Lights Fund Trust - File Nos. 333-122917 and 811-21720

Dear Sir/Madam:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 914 to the Northern Lights Fund Trust Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 968 under the Securities Act of 1933 (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP